Exhibit 99.1

AMERICAN HOME [LOGO]  FOR IMMEDIATE RELEASE


                     American Home Mortgage Announces Fourth
                          Quarter and Full Year Results

               Earnings are $1.21 per diluted share for the fourth
                    quarter and $4.96 for the full year 2006

   Origination volumes are a record $15.5 billion for the fourth quarter and a record $58.9 billion for the full year 2006

    Common stock dividend policy increased to $1.12 per share per quarter, or
                     $4.48 per share on an annualized basis

           2007 earnings guidance is $5.40 to $5.70 per diluted share

Melville, NY (January 25, 2007) - American Home Mortgage Investment Corp. (NYSE: AHM) announced today results for the quarter and full year ended December 31, 2006.

FINANCIAL HIGHLIGHTS

Comparison of the Three Months Ended December 31, 2006 and 2005

o Revenue for the fourth quarter of 2006 was $257.7 million, compared to revenue of $150.5 million for the fourth quarter of 2005, an increase of 71.3%.

o Net earnings for the fourth quarter of 2006 were $64.7 million, compared to net earnings of $16.7 million for the fourth quarter of 2005, an increase of 287.5%.

o Earnings per diluted share for the fourth quarter of 2006 were $1.21, compared to earnings per diluted share of $0.27 for the fourth quarter of 2005, an increase of 348.1%.

o Dividends declared per common share for the fourth quarter of 2006 were $1.06, compared to $0.91 for the fourth quarter of 2005, an increase of 16.5%.

o Book value per common share was $22.64 at December 31, 2006, compared to book value per common share of $21.62 at December 31, 2005, an increase of 4.7%.

Comparison of the Three Months Ended December 31, 2006 and September 30, 2006

o Revenue for the fourth quarter of 2006 was $257.7 million, compared to revenue of $258.9 million for the third quarter of 2006, a decrease of 0.5%.

o Net earnings for the fourth quarter of 2006 were $64.7 million, compared to net earnings of $72.0 million for the third quarter of 2006, a decrease of 10.2%.

o Earnings per diluted share for the fourth quarter of 2006 were $1.21, compared to earnings per diluted share of $1.36 for the third quarter of 2006, a decrease of 11.0%.

o Dividends declared per common share for the fourth quarter of 2006 were $1.06, compared to $1.01 for the third quarter of 2006, an increase of 5.0%.

o Book value per common share was $22.64 at December 31, 2006, compared to book value per common share of $22.52 at September 30, 2006, an increase of 0.5%.

Comparison of the Year Ended December 31, 2006 and 2005

o Revenue for the year ended December 31, 2006 was $1.03 billion, compared to adjusted revenue of $722.6 million for the year ended December 31, 2005, an increase of 42.0%. GAAP revenue for the year ended December 31, 2005 was $793.9 million.

o Net earnings for the year ended December 31, 2006 were $263.5 million compared to adjusted net earnings of $189.4 million for the year ended December 31, 2005, an increase of 39.1%. GAAP net earnings for the year ended December 31, 2005 were $260.8 million.

o Earnings per diluted share for the year ended December 31, 2006 were $4.96 compared to adjusted earnings per diluted share of $3.97 for the year ended December 31, 2005, an increase of 24.9%. GAAP earnings per diluted share for the year ended December 31, 2005 were $5.58.

o Dividends per common share for the year ended December 31, 2006 were $3.94, compared to $3.24 for the year ended December 31, 2005, an increase of 21.6%.

Michael Strauss, American Home's Chief Executive Officer commented, "The fourth quarter was highly successful for our company with earnings of $1.21 per diluted share. During the quarter, we added $1.0 billion of recently originated loans to our portfolio, which are carried at cost. Loan origination volume was a record $15.5 billion due to our company achieving a record market share of 2.48% of national originations. Net interest income was stable while our servicing portfolio produced record revenues. During the quarter, our company did however experience its highest delinquency related charges to date, which reduced our quarterly earnings.

The fourth quarter concluded a very successful year for our company, with earnings per diluted share reaching a record $4.96. By comparison, diluted earnings per share were $3.97 in 2005, $3.74 in 2004, $4.07 in 2003 and $2.65 in
2002*. A key financial goal for our company in 2007 is to continue our multi-year growth trend in earnings per share. During 2006, our company's return on average common equity was 22.7%, which surpassed our target of 20%, and compares favorably to 2005 when our adjusted return on average common equity was 19.7%. Also during 2006 our company originated $58.9 billion of loans compared to $45.3 billion in 2005. Finally, during 2006, our company reached a milestone as, for the first time; its revenues exceeded $1.0 billion.

In this earnings release, our company is providing 2007 earnings guidance of $5.40 to $5.70 per fully diluted share with the earnings per diluted share for each quarter in 2007 projected to be approximately 9% to 15% higher than for the comparable quarter in 2006. Our earnings guidance is based on stable net interest margins applied to a growing portfolio of loans held for investment, loan production of $68 billion to $74 billion, and a reduction in gain on sale margins of approximately 12 basis points. Lower gain on sale margins are expected in part because delinquency losses on loans held for sale, including losses due to repurchases, are projected to continue at high levels throughout 2007. Projections for continued high losses are based on our company's view that while there are signs that housing prices are starting to stabilize, future abatements in foreclosure activity will lag a recovery in the housing market. As a result, our 2007 earnings guidance anticipates a highly stressed credit environment.

Not included in our earnings guidance are potential benefits from new strategies that offer the possibility of higher portfolio income, increased loan production and reduced income tax expense. Our company will keep investors apprised if material benefits from these strategies become likely.

I am very pleased to announce that based on our company's results and prospects, our Board of Directors has voted to increase our company's dividend policy by $0.06 to $1.12 per share per quarter or $4.48 per share on an annualized basis. The new dividend policy is expected to take effect with our April dividend payment. Please note,


-------------------------------
* 2004 and 2005 As Adjusted. See the section titled "Adjusted Financial Measures" on page 5 of this release.

however, that our company is not obligated to pay dividends until such dividends are declared by our Board of Directors, and our Board of Directors may change our company's dividend policy at any time without prior notice."

FOURTH QUARTER RESULTS

During the fourth quarter, the Company's net interest income, plus the positive carry from interest rate swaps, was $48.9 million compared to $50.5 million in the third quarter of 2006. Of the $48.9 million, $12.4 million was from portfolio loans, $14.7 million was from mortgage-backed securities, $6.3 million was from swaps associated with mortgage-backed securities, $0.6 million was from Flower Bank, and $26.8 million was from loans in warehouse, reduced by $11.9 million of interest expense on trust preferred securities and the financing of servicing assets. By comparison, the components of the $50.5 million of net interest income, plus the positive carry from interest rate swaps, earned in the third quarter were $11.8 million from portfolio loans, $16.6 million from mortgage-backed securities, $7.5 million from swaps associated with mortgage-backed securities and $25.1 million from loans in warehouse, including loans held for investment pending securitization, reduced by $10.5 million of interest expense on trust preferred securities and the financing of servicing assets.

During the fourth quarter, portfolio loans earned a net interest margin of 1.42% and had an average balance of $3.5 billion, compared to a net interest margin of 1.27% and an average balance of $3.7 billion in the third quarter of 2006. During the fourth quarter, mortgage-backed securities had an average balance of $9.2 billion, earned a net interest margin on a stand-alone basis of 0.64%, and earned a net interest margin including income from associated swaps of 0.91%. By comparison, in the third quarter of 2006, mortgage-backed securities had an average balance of $9.3 billion, earned net interest margin on a stand-alone basis of 0.72%, and earned a net interest margin including income from associated swaps of 1.04%. In the fourth quarter, loans in warehouse, including loans held for investment pending securitization, had an average balance of $10.0 billion and earned a net interest margin of 1.08%. By comparison, during the third quarter of 2006 loans in warehouse, including loans held for investment pending securitization, had an average balance of $8.1 billion and earned a net interest margin of 1.24%.

Delinquencies and delinquency related charges were up sharply in the fourth quarter and are expected to remain at elevated levels throughout 2007. For the fourth quarter, the Company's provision expense associated with loans held for investment was $6.7 million, while its quarter-end allowance for loan loss balance was $14.2 million and its non-performing loans held for investment were $82.4 million. By comparison, for the third quarter of 2006, the Company's provision expense was $5.4 million, while its quarter-end allowance for loan loss balance was $10.9 million and its non-performing loans held for investment were $66.9 million. Additionally, in the fourth quarter, the Company added $14.5 million to its reserves for delinquent loans held for sale which include repurchased loans. These added reserves resulted in a charge to the Company's gain on sale which reduced its net gain on sale revenue. At quarter-end, reserves associated with delinquent loans held for sale were $22.0 million, while non-performing loans held for sale were $124.3 million. By comparison, in the third quarter, additions to reserves charged to gain on sale were $2.8 million, reserves associated with loans held for sale were $8.7 million, and non-performing loans held for sale were $50.3 million. During the fourth quarter, the value of the Company's residual assets decreased approximately $12.1 million due to changes in anticipated credit losses, future interest rates and prepayment speeds, and consequently resulted in a write-down that was charged to income. The Company estimates that approximately half of the write-down in the value of residual securities was attributable to delinquencies.

During the fourth quarter, the Company completed foreclosures and sold repossessed real estate for loans with an aggregate unpaid principal balance of $43.4 million. Losses on these loans were $7.0 million, net of mortgage insurance, resulting in a severity rate of 16.2%. By comparison, during the third quarter, the Company completed foreclosures and sold repossessed real estate for loans with an aggregate unpaid principal balance of $29.4 million. Losses on those loans were $4.6 million, net of mortgage insurance, resulting in a severity rate of 15.7%.

Throughout the fourth quarter, the Company continued to pursue a strategy of matching the duration of its portfolio assets with the duration of its liabilities, net of hedges. At December 31, 2006, the composition of the Company's loans held for investment and loans underlying its mortgage-backed securities was 45.0% 5/1 ARM loans, 26.0% short reset ARMs, 13.7% fixed rate loans, 8.9% 7/1 ARM loans, 2.0% 3/1 ARM loans, 1.3% HELOC and closed-end seconds, and 3.1% other ARM types. On December 31, 2006, the mortgage-backed securities portfolio's duration, net of liabilities and hedges, was estimated to be 0.07 years and its projected average life was 2.36 years. The composition of the mortgage-backed securities portfolio by credit quality based on Standard & Poor's ratings was 93.9% Agency and AAA, 3.8% AA, A, and BBB and 2.3% BB and unrated.

During the fourth quarter, the Company's loan origination business continued to produce strong results. Loan originations reached a record $15.5 billion compared to $15.3 billion in this year's third quarter. During the fourth quarter, the Company sold $14.3 billion of loans to third parties for a gross gain on sale excluding reserving for delinquencies of $217.4 million equal to a gross gain on sale margin of 1.52%. By comparison, during this year's third quarter, the Company sold $14.3 billion of loans to third parties for a gross gain on sale of $213.4 million equal to a gain on sale margin of 1.49%. The Company's gain on sale net of additions to its reserves for delinquent loans held for sale was $202.9 million in the fourth quarter compared to $210.6 million in the third quarter of 2006.

During the fourth quarter, the Company's loan origination expenses were $157.9 million, or 1.11% of loans sold, or 1.02% of loans originated, compared to $152.6 million, or 1.06% of loans sold, or 1.00% of loans originated in the third quarter. The Company estimates that its national market share, based on Freddie Mac's recent, revised estimate of national market size, was 2.48% in the fourth quarter compared to 2.24% in this year's third quarter and 1.69% during the fourth quarter of 2005. At the end of the fourth quarter, the Company employed approximately 2,450 loan officers and account executives, including call center representatives, but excluding sales assistants, compared to approximately 2,640 on September 30, 2006.

During the fourth quarter, the Company's servicing income and ancillary fees reached a record $47.3 million gross, and $18.4 million net of $28.9 million of reduction of fair value due to realization of servicing cash flows. By comparison, during the third quarter, servicing income and ancillary fees were $43.4 million gross, and $14.6 million net of $28.8 million reduction of fair value due to realization of servicing cash flows. At the end of the fourth quarter, the principal amount of the loans underlying the Company's servicing assets was $38.5 billion. By comparison, the amount of loans underlying the Company's servicing assets at the end of this year's third quarter was $35.9 billion. The principal amount of the servicing portfolio, including warehouse loans, was $46.3 billion at the end of the fourth quarter and $43.0 billion at the end of this year's third quarter.

The Company's total revenues in the fourth quarter were $257.7 million. Of these revenues, $42.7 million was from net interest income, $202.9 million was from sales of newly originated mortgage loans including origination fees and net of hedges and additions to loss reserves, $47.3 million was from mortgage servicing fees, $3.9 million was from an increase in the value of servicing due to changes in assumptions, net of hedges, $6.3 million was from interest carry on free-standing swaps and $2.9 million was from other sources. Revenues were decreased by $28.9 million due to realization of servicing cash flows, $12.7 million due to realized and unrealized losses on mortgage-backed securities held, net of hedges and $6.7 million due to provisioning for loan losses. During the fourth quarter, the Company's expenses were $173.4 million, and the Company's pre-tax income was $84.3 million. Also during the quarter, the Company's tax expense was $19.6 million. Consequently, net income for the quarter was $64.7 million while preferred dividends were $3.3 million and net income available to common stockholders was $61.4 million, resulting in earnings per diluted share of $1.21. Book value attributable to common stockholders at December 31, 2006 was $1.14 billion, or $22.64 per common share, compared to $1.13 billion, or $22.52 per common share, at September 30, 2006.

EARNINGS GUIDANCE

The Company is providing earnings guidance for 2007 of $5.40 to $5.70 per diluted share. Quarterly earnings per diluted share are projected to be approximately 9% to 15% higher for each quarter in 2007 compared to the comparable quarter in 2006. Key projections underlying the Company's guidance are that 1) net interest margins will remain stable and the balance of loans held for investment and carried at cost will continue to grow, 2) that loan production will range between $68 billion and $74 billion with higher production in the second and third quarters, and lower production in the first and fourth quarter, 3) that the Company's gain on sale margin from loans sold will decline by approximately 12 basis points, in part due to continued high delinquency charges associated with the Company's loans held for sale, and 4) that the Company will not experience significant losses net of hedges due to write-downs of its portfolio assets and / or its servicing assets. It is important to note that actual results, which are different than any one or more than one of the key projections, may prevent the Company from achieving its earnings guidance, and may instead result in losses. In addition, factors other than the key projections listed herein may cause the Company to fail to achieve its earnings guidance and may result in losses as more fully described under Risk Factors in the Company's Annual Report filed on Form 10-K with the Securities and Exchange Commission.

DIVIDEND POLICY

Based on the Company's projections for earnings and cash flow, its Board of Directors has raised the Company's common stock dividend policy to $1.12 per share per quarter, or $4.48 per share on an annualized basis. The Company's dividend policy does not constitute an obligation to pay dividends, which only occurs when its Board of Directors declares a dividend. The dividend policy is subject to ongoing review by the Board of Directors based on, among other things, the Company's business prospects, financial condition, earnings projections and cash flow projections, and the Board may, when it deems doing so is advisable, lower or eliminate the dividend without prior notice. The new dividend policy of $1.12 per share per quarter is expected to commence beginning in April 2007.

OTHER HIGHLIGHTS

During the fourth quarter, the Company completed its acquisition of Flower Bank, fsb and consequently became a thrift holding company. As a result of its acquisition of Flower, a small portion of the Company's liabilities are now deposits. The Company expects to grow Flower slowly at first, but over the long term believes Flower will become a significant contributor to the Company's earnings. In connection with its acquisition of Flower, the Company has hired Lou Dunham to serve as Flower's President. Mr. Dunham has over thirty-two years of banking experience, most recently as President of Ameribank, a Florida based federal thrift. Previously, Mr. Dunham was the Senior EVP and Chief Risk Officer at Republic Security Bank. The Company also elected Tom Wren to serve as an independent Director of Flower. Mr. Wren was recently the Treasurer of MBNA where he served ten years, and previously was a senior bank regulator in the Office of the Controller of the Currency where he served for eighteen years.


ADJUSTED FINANCIAL MEASURES

Throughout this news release, the terms adjusted revenues, adjusted net earnings, adjusted earnings per diluted share, adjusted net interest income, adjusted net interest margin and other similar terms are used to identify financial measures that are not prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). The Company has been, and expects to continue to be, managed on the basis of the adjusted financial measures.

The adjusted financial measures should be read in conjunction with the Company's GAAP results. A reconciliation of the adjusted financial measures to financial measures prepared in accordance with GAAP is included on pages A-1 and A-2 of this release.

CONFERENCE CALL TODAY

American Home will hold an investor conference call today, January 25, 2007, at 10:30 a.m., Eastern Time, to discuss earnings. Interested parties may listen to the live conference call by visiting the investor relations section of American Home's corporate website, www.americanhm.com. A replay of the online broadcast will be available on the site through February 8, 2007.


DIVIDEND REINVESTMENT & DIRECT STOCK PURCHASE AND SALE PLAN

American Home Mortgage Investment Corp. has established an Investors Choice Dividend Reinvestment & Direct Stock Purchase and Sale Plan for its shareholders. The plan offers affordable alternatives for buying and selling common stock of American Home Mortgage Investment Corp. Participants in the plan may also reinvest cash dividends and make periodic supplemental cash payments to purchase additional shares of the Company's common stock. If you have additional questions or would like to enroll in the plan, please contact the plan administrator, American Stock Transfer & Trust Company, at 1-888-777-0319 (toll free) or visit their website at www.amstock.com.

ABOUT AMERICAN HOME

American Home Mortgage Investment Corp. is a mortgage real estate investment trust ("REIT") focused on earning net interest income from self-originated loans and mortgage-backed securities, and, through its taxable subsidiaries, from originating and selling mortgage loans and servicing mortgage loans for institutional investors. Mortgages are originated through a network of loan production offices and mortgage brokers as well as purchased from correspondent lenders, and are serviced at the Company's Irving, Texas servicing center. For additional information, please visit the Company's website at www.americanhm.com.

FORWARD-LOOKING STATEMENTS

This news release contains "forward-looking statements" that are based upon expectations, estimates, forecasts, projections and assumptions. Any statement in this news release that is not a statement of historical fact, including, but not limited to, earnings guidance and forecasts, projections of financial results and loan origination volume, expected future financial position, dividend plans or business strategy, and any other statements of plans, expectations, objectives, estimates and beliefs, is a forward looking statement. Words such as "look forward," "will," "anticipate," "may," "expect," "plan," "believe," "intend," "opportunity," "potential," and similar words, or the negatives of those words, are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict, and are not guarantees of future performance. As a result, actual future events may differ materially from any future results, performance or achievements expressed in or implied by this news release. Specific factors that might cause such a difference include, but are not limited to: American Home's limited operating history with respect to its portfolio strategy; the potential fluctuations in American Home's operating results; American Home's potential need for additional capital; the direction of interest rates and their subsequent effect on the business of American Home and its subsidiaries; risks associated with the use of leverage; changes in federal and state tax laws affecting REITs; federal and state regulation of mortgage banking; and those risks and uncertainties discussed in filings made by

American Home with the Securities and Exchange Commission. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from expectations. American Home does not assume any responsibility, and expressly disclaims any responsibility, to issue updates to any forward-looking statements discussed in this news release, whether as a result of new information, future events or otherwise.


                                     ###
CONTACT:
Mary M. Feder
Vice President, Investor Relations
American Home Mortgage Investment Corp.
(631) 622-6469
mary.feder@americanhm.com


Financial Table Presentation

The following financial tables include GAAP, adjusted and reconciling information for the reasons and purposes described under the heading ADJUSTED FINANCIAL MEASURES herein.


                    Financial Tables to Follow on Next Page

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                              OPERATING STATISTICS

                                                                   As of and for the             As of and for the
                                                                   Three Months Ended               Year Ended
                                                               --------------------------    --------------------------

                                                                 Dec. 31,       Dec. 31,       Dec. 31,       Dec. 31,
                                                                   2006           2005           2006           2005
                                                               -----------    -----------    -----------    -----------
                                                                                                                (1)
                                                                                                            As Adjusted
                                                               -----------    -----------    -----------    -----------
Mortgage Holdings Segment:
------------------------------------------------------------
Investment Portfolio Performance (2):

Average loans and mortgage-backed securities in portfolio
  ($ billions)                                                        12.7           10.5           12.3            8.0
Interest income ($ millions)                                         193.7          138.0          725.5          377.8
Average portfolio yield                                               6.08%          5.27%          5.89%          4.75%

Interest expense ($ millions)                                        166.6          108.2          615.5          270.0
Average cost of funds and hedges                                      5.43%          4.36%          5.25%          3.65%

Net interest income ($ millions)                                      27.1           29.8          110.0          107.8
Net interest margin                                                   0.85%          1.17%          0.89%          1.36%

Interest carry on free standing derivatives ($ millions)               6.3            1.0           23.5           -7.3
Net interest income plus interest carry on
    free standing derivatives ($ millions)                            33.4           30.8          133.5          100.5
Net interest margin including interest carry on free
  standing derivatives                                                1.05%          1.21%          1.08%          1.26%

Reconciliation of Changes in Mortgage Holdings (3):

Net change in mortgage-backed securities ($ billions)                  0.3            1.4           -1.3            0.3
Additions to loans in portfolio ($ billions)                           1.0            2.1            4.1            3.5
Principal repayments and other dispositions of loans in
  portfolio ($ billions)                                               0.5            0.0            1.3            0.0
Net additions to loans in portfolio ($ billions)                       0.5            2.1            2.8            3.5
Loans and mortgage-backed securities held - end of period
  ($ billions)                                                        15.6           14.1           15.6           14.1
Mortgage-backed securities period end duration gap
  (in years)                                                          0.07          -0.03           0.07          -0.03

Loan Origination Segment:
------------------------------------------------------------
Loan originations ($ billions) (4)                                    15.5           13.6           58.9           45.3
   Refinance                                                            60%            51%            54%            47%
   ARM                                                                  51%            50%            53%            50%

Average mortgage loans, net ($ billions) (3)                          10.0            8.6            9.1            5.2
Net interest income excluding trust preferred and other
  interest expense ($ millions)                                       26.8           26.4          111.5           96.8
Net interest margin excluding trust preferred and other
 interest expense                                                     1.08%          1.28%          1.22%          1.85%
Trust preferred and other interest expense ($ millions)                7.4            3.3           24.4            6.5
Net interest income ($ millions)                                      19.4           23.1           87.1           90.3
Loans securitized and held ($ billions)                                0.0            0.0            0.0            2.9
Loans securitized and sold ($ billions)                                0.0            0.0            0.0           10.3
Loans sold to third parties ($ billions)                              14.3           11.0           56.0           28.5

Gain on sales of loans, net of hedge gains ($ millions) (5)          202.9          105.4          810.0          577.4
Excess of fair value over carrying value of loans added
  to investment portfolio ($ millions)                                 8.7           30.2           57.1           58.0
                                                               -----------    -----------    -----------    -----------
           Total ($ millions)                                        211.6          135.6          867.1          635.4
                                                               -----------    -----------    -----------    -----------

Gain on sales of loans, net of hedge gains (% of
 principal) (5)                                                       1.42%          0.96%          1.45%          1.42%
Excess of fair value over carrying value of loans added
  to investment portfolio (% of principal)                            0.82%          1.43%          1.36%          1.63%
           Total (% of principal)                                     1.38%          1.03%          1.44%          1.44%
Applications accepted ($ billions)                                    23.1           17.8           89.4           67.8
Application pipeline ($ billions)                                     11.3            9.2           11.3            9.2

Loan Servicing Segment:
------------------------------------------------------------
Loan servicing portfolio - total with warehouse
  ($ billions)                                                        46.3           30.7
Loan servicing portfolio - loans sold or securitized
  ($ billions)                                                        38.5           25.0
Interest expense ($ millions)                                          4.5            2.6           15.3            7.3
Weighted average note rate                                            7.08%          5.79%
Weighted average service fee                                         0.347%         0.330%
Average age (in months)                                                 15             15

Notes:

(1) Adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004. Please refer to the detailed reconciliation of the Company's GAAP and as adjusted results on pages A-1 and A-2.

(2) Excludes loans held for investment pending securitization.

(3) Includes loans held for investment pending securitization.

(4) Loan originations of $13.2 billion in the first quarter of 2006 exclude $559 million of loans purchased in the Waterfield acquisition.

(5) Prior to the fourth quarter of 2005, includes gain on current period securitizations, net of hedge gains.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                              OPERATING STATISTICS

                                                                    As of and for the Three Months Ended
                                                     -------------------------------------------------------------------
                                                       Dec. 31,     Sept. 30,      June 30,     March 31,      Dec. 31,
                                                         2006          2006          2006          2006          2005
                                                     -----------   -----------   -----------   -----------   -----------
Mortgage Holdings Segment:
----------------------------------------------
Investment Portfolio Performance (1):

Average loans and mortgage-backed securities
  in portfolio ($ billions)                             12.7           13.0           12.5           11.1           10.5
Interest income ($ millions)                           193.7          195.6          181.3          154.9          138.0
Average portfolio yield                                 6.08%          6.03%          5.82%          5.60%          5.27%

Interest expense ($ millions)                          166.6          167.2          153.2          128.5          108.2
Average cost of funds and hedges                        5.43%          5.37%          5.19%          4.96%          4.36%

Net interest income ($ millions)                        27.1           28.4           28.1           26.4           29.8
Net interest margin                                     0.85%          0.88%          0.90%          0.95%          1.17%

Interest carry on free standing derivatives
  ($ millions)                                           6.3            7.5            5.8            3.9            1.0
Net interest income plus interest carry on
    free standing derivatives ($ millions)              33.4           35.9           33.9           30.3           30.8
Net interest margin including interest carry
  on free standing derivatives                          1.05%          1.11%          1.09%          1.09%          1.21%

Reconciliation of Changes in Mortgage
  Holdings (2):

Net change in mortgage-backed securities
  ($ billions)                                           0.3           -0.3           -0.3           -1.0            1.4
Additions to loans in portfolio ($ billions)             1.0            0.9            1.2            1.0            2.1
Principal repayments and other dispositions
  of loans in portfolio ($ billions)                     0.5            0.4            0.2            0.2            0.0
Net additions to loans in portfolio
  ($ billions)                                           0.5            0.5            1.0            0.8            2.1
Loans and mortgage-backed securities held -
  end of period ($ billions)                            15.6           14.8           14.6           13.9           14.1
Mortgage-backed securities period end
  duration gap (in years)                               0.07          -0.12           0.10           0.15          -0.03

Loan Origination Segment:
----------------------------------------------
Loan originations ($ billions) (3)                      15.5           15.3           14.9           13.2           13.6
   Refinance                                              60%            54%            51%            51%            51%
   ARM                                                    51%            53%            55%            51%            50%

Average mortgage loans, net ($ billions) (2)            10.0            8.1            8.8            9.6            8.6
Net interest income excluding trust
  preferred and other interest expense
  ($ millions)                                          26.8           25.1           31.6           28.0           26.4
Net interest margin excluding trust
 preferred and other interest expense                   1.08%          1.24%          1.44%          1.17%          1.28%
Trust preferred and other interest expense
  ($ millions)                                           7.4            6.6            5.7            4.7            3.3
Net interest income ($ millions)                        19.4           18.5           25.9           23.3           23.1
Loans securitized and held ($ billions)                  0.0            0.0            0.0            0.0            0.0
Loans securitized and sold ($ billions)                  0.0            0.0            0.0            0.0            0.0
Loans sold to third parties ($ billions)                14.3           14.3           13.9           13.5           11.0

Gain on sales of loans, net of hedge gains
  ($ millions)                                         202.9          210.6          224.6          171.9          105.4
Excess of fair value over carrying value of
 loans added
  to investment portfolio ($ millions)                   8.7           15.6           18.8           14.0           30.2
                                                 -----------    -----------    -----------    -----------    -----------
           Total ($ millions)                          211.6          226.2          243.4          185.9          135.6
                                                 -----------    -----------    -----------    -----------    -----------
Gain on sales of loans, net of hedge gains
  (% of principal)                                      1.42%          1.47%          1.62%          1.27%          0.96%
Excess of fair value over carrying value of
  loans added
  to investment portfolio (% of principal)              0.82%          1.71%          1.49%          1.44%          1.43%
           Total (% of principal)                       1.38%          1.48%          1.61%          1.28%          1.03%
Applications accepted ($ billions)                      23.1           23.4           22.1           20.8           17.8
Application pipeline ($ billions)                       11.3           12.3           12.1           11.8            9.2

Loan Servicing Segment:
----------------------------------------------
Loan servicing portfolio - total with
  warehouse ($ billions)                                46.3           43.0           39.1           34.8           30.7
Loan servicing portfolio - loans sold or
  securitized ($ billions)                              38.5           35.9           32.6           29.0           25.0
Interest expense ($ millions)                            4.5            3.9            3.8            3.1            2.6
Weighted average note rate                              7.08%          6.77%          6.38%          6.09%          5.79%
Weighted average service fee                           0.347%         0.339%         0.336%         0.329%         0.330%
Average age (in months)                                   15             15             14             14             15

Notes:

(1) Excludes loans held for investment pending securitization.

(2) Includes loans held for investment pending securitization.

(3) Loan originations of $13.2 billion in the first quarter of 2006 exclude $559 million of loans purchased in the Waterfield acquisition.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                    (In thousands, except per share amounts)


                                                          Three Months Ended                Year Ended
                                                      --------------------------    --------------------------
                                                        Dec. 31,       Dec. 31,       Dec. 31,       Dec. 31,
                                                          2006           2005           2006           2005
                                                      -----------    -----------    -----------    -----------
                                                                                                       (1)
                                                                                                       As
                                                                                                    Adjusted
                                                                                                   -----------
Net interest income:
    Interest income                                   $   364,810    $   265,435    $ 1,328,494    $   700,760
    Interest expense                                     (322,134)      (215,057)    (1,146,039)      (509,887)
                                                      -----------    -----------    -----------    -----------
         Net interest income                               42,676         50,378        182,455        190,873
                                                      -----------    -----------    -----------    -----------
    Provision for loan losses                              (6,725)        (2,142)       (17,380)        (2,142)
                                                      -----------    -----------    -----------    -----------
         Net interest income after provision
           for loan losses                                 35,951         48,236        165,075        188,731
                                                      -----------    -----------    -----------    -----------

Non-interest income:
    Gain on sales of mortgage loans                       202,884         98,777        810,006        335,065
    Gain on sales of current period securitized
      mortgage loans                                            -              -              -        168,998
    Gain on sales of mortgage-backed securities
      and derivatives                                       3,305         38,068         12,257         49,536
    Unrealized loss on mortgage-backed
      securities and derivatives                           (9,663)       (44,778)        (7,028)       (45,799)

    Loan servicing fees                                    47,300         26,715        145,429         78,947
    Amortization and impairment of mortgage
      servicing rights                                          -        (18,745)             -        (60,657)
    Change in fair value of mortgage servicing
      rights:
      Due to realization of cash flows                    (28,940)             -       (102,820)             -
      Due to changes in valuation assumptions,
        net of hedge gain (loss)                            3,920              -         (5,289)             -
                                                      -----------    -----------    -----------    -----------
         Net loan servicing fees                           22,280          7,970         37,320         18,290
                                                      -----------    -----------    -----------    -----------

    Other non-interest income                               2,902          2,181          8,814          7,775
                                                      -----------    -----------    -----------    -----------
         Non-interest income                              221,708        102,218        861,369        533,865
                                                      -----------    -----------    -----------    -----------

Non-interest expenses:
    Salaries, commissions and benefits, net               105,908         95,237        414,008        359,949
    Occupancy and equipment                                20,396         16,459         77,357         58,855
    Data processing and communications                      6,346          6,402         25,905         24,788
    Office supplies and expenses                            4,324          4,612         19,147         19,722
    Marketing and promotion                                 4,574          5,951         21,625         20,311
    Travel and entertainment                                8,966          6,982         31,310         21,007
    Professional fees                                       7,902          3,586         24,322         14,232
    Other                                                  14,952         10,946         64,614         32,018
                                                      -----------    -----------    -----------    -----------
         Non-interest expenses                            173,368        150,175        678,288        550,882
                                                      -----------    -----------    -----------    -----------

Net income before income tax expense (benefit)             84,291            279        348,156        171,714

Income tax expense (benefit)                               19,594        (16,419)        84,629        (17,721)
                                                      -----------    -----------    -----------    -----------

Net income                                            $    64,697    $    16,698    $   263,527    $   189,435
                                                      ===========    ===========    ===========    ===========

Dividends on preferred stock                                3,304          3,304         13,218         13,217
                                                      -----------    -----------    -----------    -----------

Net income available to common shareholders           $    61,393    $    13,394    $   250,309    $   176,218
                                                      ===========    ===========    ===========    ===========

    Per share data:
      Basic                                           $      1.22    $      0.27    $      5.00    $      4.01
      Diluted                                         $      1.21    $      0.27    $      4.96    $      3.97

      Weighted average number of shares - basic            50,192         49,605         50,030         43,897
      Weighted average number of shares - diluted          50,602         49,998         50,421         44,375

Note:

(1) Adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004.

Please refer to the detailed reconciliation of the Company's GAAP and as adjusted results on pages A-1 and A-2.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                    (In thousands, except per share amounts)


                                                                            Three Months Ended
                                                  ------------------------------------------------------------------------
                                                    Dec. 31,      Sept. 30,       June 30,      March 31,      Dec. 31,
                                                      2006          2006           2006           2006           2005
                                                  -----------    -----------    -----------    -----------    -----------
Net interest income:
  Interest income                                 $   364,810    $   332,875    $   330,196    $   300,613    $   265,435
  Interest expense                                   (322,134)      (289,878)      (279,992)      (254,035)      (215,057)
                                                  -----------    -----------    -----------    -----------    -----------
    Net interest income                                42,676         42,997         50,204         46,578         50,378
                                                  -----------    -----------    -----------    -----------    -----------

  Provision for loan losses                            (6,725)        (5,365)        (3,979)        (1,311)        (2,142)
                                                  -----------    -----------    -----------    -----------    -----------
    Net interest income after provision for
      loan losses                                      35,951         37,632         46,225         45,267         48,236
                                                  -----------    -----------    -----------    -----------    -----------

Non-interest income:
  Gain on sales of mortgage loans                     202,884        210,621        224,594        171,907         98,777
  Gain (loss) on sales of mortgage-backed
    securities and derivatives                          3,305          9,849            (47)          (850)        38,068
  Unrealized (loss) gain on mortgage-backed
    securities and derivatives                         (9,663)         1,050         (7,730)         9,315        (44,778)

  Loan servicing fees                                  47,300         43,379         30,417         24,333         26,715
  Amortization and impairment of mortgage
    servicing rights                                        -              -              -              -        (18,745)
  Change in fair value of mortgage servicing
    rights:
    Due to realization of cash flows                  (28,940)       (28,839)       (26,306)       (18,735)             -
    Due to changes in valuation assumptions,
      net of hedge gain (loss)                          3,920        (16,799)         7,476            114              -
                                                  -----------    -----------    -----------    -----------    -----------
      Net loan servicing fees (loss)                   22,280         (2,259)        11,587          5,712          7,970
                                                  -----------    -----------    -----------    -----------    -----------

  Other non-interest income                             2,902          2,018          2,125          1,769          2,181
                                                  -----------    -----------    -----------    -----------    -----------
      Non-interest income                             221,708        221,279        230,529        187,853        102,218
                                                  -----------    -----------    -----------    -----------    -----------

Non-interest expenses:
  Salaries, commissions and benefits, net             105,908        105,676        103,157         99,267         95,237
  Occupancy and equipment                              20,396         19,228         19,763         17,970         16,459
  Data processing and communications                    6,346          5,700          6,733          7,126          6,402
  Office supplies and expenses                          4,324          5,346          5,145          4,332          4,612
  Marketing and promotion                               4,574          4,868          6,383          5,800          5,951
  Travel and entertainment                              8,966          7,798          7,793          6,753          6,982
  Professional fees                                     7,902          6,076          5,013          5,331          3,586
  Other                                                14,952         16,588         17,192         15,882         10,946
                                                  -----------    -----------    -----------    -----------    -----------
      Non-interest expenses                           173,368        171,280        171,179        162,461        150,175
                                                  -----------    -----------    -----------    -----------    -----------

Net income before income tax expense (benefit)         84,291         87,631        105,575         70,659            279

Income tax expense (benefit)                           19,594         15,611         33,224         16,200        (16,419)
                                                  -----------    -----------    -----------    -----------    -----------

Net income                                        $    64,697    $    72,020    $    72,351    $    54,459    $    16,698
                                                  ===========    ===========    ===========    ===========    ===========


Dividends on preferred stock                            3,304          3,305          3,304          3,305          3,304
                                                  -----------    -----------    -----------    -----------    -----------

Net income available to common shareholders       $    61,393    $    68,715    $    69,047    $    51,154    $    13,394
                                                  ===========    ===========    ===========    ===========    ===========

  Per share data:
    Basic                                         $      1.22    $      1.37    $      1.38    $      1.03    $      0.27
    Diluted                                       $      1.21    $      1.36    $      1.37    $      1.02    $      0.27

    Weighted average number of shares - basic          50,192         50,148         50,056         49,715         49,605
    Weighted average number of shares - diluted        50,602         50,553         50,487         50,070         49,998

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (Unaudited)
                             (Dollars in thousands)


                                                   December 31,    September 30,       June 30,        March 31,      December 31,
                                                       2006             2006             2006             2006            2005
                                                  -------------    -------------    -------------    -------------    -------------
Assets:
  Cash and cash equivalents                       $     398,166    $     298,079    $     304,268    $     572,591    $     575,650
  Accounts receivable and servicing advances            432,418          350,965          342,244          327,586          329,132
  Securities                                          9,308,032        8,957,546        9,299,343        9,580,974       10,602,115
  Mortgage loans held for sale, net                   1,523,737        1,365,595        1,243,702        1,589,613        2,208,749
  Loans held for investment, net                      6,329,721        5,797,801        5,337,138        4,315,384        3,479,721
  Derivative assets                                      32,142           26,323          139,397          102,267           44,594
  Mortgage servicing rights, net                        506,341          460,913          434,173          371,974          319,671
  Premises and equipment, net                            86,211           82,288           80,296           75,594           68,782
  Goodwill                                              133,128          111,890          110,759          110,330           99,527
  Other assets                                           79,089           52,927           34,279           30,697           26,804
                                                  -------------    -------------    -------------    -------------    -------------
    Total assets                                  $  18,828,985    $  17,504,327    $  17,325,599    $  17,077,010    $  17,754,745
                                                  =============    =============    =============    =============    =============

Liabilities and Stockholders' Equity:
Liabilities:
  Warehouse lines of credit                       $   1,304,541    $   1,890,034    $   1,476,958    $   1,754,581    $   3,474,191
  Commercial paper                                    1,273,965        1,283,858          888,476        1,073,630        1,079,179
  Reverse repurchase agreements                       8,571,459        7,232,503        8,939,786        8,899,050        9,806,144
  Deposits                                               24,016                -                -                -                -
  Collateralized debt obligations                     4,854,801        3,484,873        3,724,878        2,905,199        1,057,906
  Payable for securities purchased                      289,716        1,221,105                -          215,114          261,539
  Derivative liabilities                                 12,644           40,170            3,280            7,512           16,773
  Trust preferred securities                            336,078          282,340          252,780          204,018          203,688
  Accrued expenses and other liabilities                361,923          392,334          367,358          401,769          298,230
  Notes payable                                         417,467          317,161          337,700          330,714          319,309
  Income taxes payable                                  112,089           95,808           80,529           51,016           30,770
                                                  -------------    -------------    -------------    -------------    -------------
    Total liabilities                                17,558,699       16,240,186       16,071,745       15,842,603       16,547,729
                                                  -------------    -------------    -------------    -------------    -------------

Stockholders' Equity:

  Preferred stock                                       134,040          134,040          134,040          134,040          134,040
  Common stock                                              502              502              501              500              496
  Additional paid-in capital                            963,617          962,903          960,995          958,175          947,512
  Retained earnings                                     257,283          245,473          227,450          206,512          203,778
  Accumulated other comprehensive loss                  (85,156)         (78,777)         (69,132)         (64,820)         (78,810)
                                                  -------------    -------------    -------------    -------------    -------------
    Total stockholders' equity                        1,270,286        1,264,141        1,253,854        1,234,407        1,207,016
                                                  -------------    -------------    -------------    -------------    -------------

      Total liabilities and stockholders' equity  $  18,828,985    $  17,504,327    $  17,325,599    $  17,077,010    $  17,754,745
                                                  =============    =============    =============    =============    =============

Number of shares outstanding - preferred              5,600,000        5,600,000        5,600,000        5,600,000        5,600,000
Number of shares outstanding - common                50,195,499       50,182,257       50,107,214       50,004,965       49,639,646

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Unaudited)
                                 (In thousands)

                                                                        Three Months Ended                            Year Ended
                                                ------------------------------------------------------------------    ----------
                                                 Dec. 31,     Sept. 30,      June 30,      Mar. 31,      Dec. 31,      Dec. 31,
                                                   2006          2006          2006          2006          2005          2006
                                                ----------    ----------    ----------    ----------    ----------    ----------
Preferred stock
Balance at end of period                        $  134,040    $  134,040    $  134,040    $  134,040    $  134,040    $  134,040
                                                ----------    ----------    ----------    ----------    ----------    ----------

Common stock
Balance at beginning of period                  $      502    $      501    $      500    $      496    $      496    $      496
Issuance of common stock - earnouts                     --            --            --             3            --             3
Issuance of common stock - Omnibus Stock Plan           --             1             1             1            --             3
                                                ----------    ----------    ----------    ----------    ----------    ----------
Balance at end of period                        $      502    $      502    $      501    $      500    $      496    $      502
                                                ----------    ----------    ----------    ----------    ----------    ----------

Additional paid-in capital
Balance at beginning of period                  $  962,903    $  960,995    $  958,175    $  947,512    $  946,105    $  947,512
Issuance of common stock - earnouts                     --           296            --         9,555            --         9,851
Issuance of common stock - Omnibus Stock Plan          211         1,067         1,126           651           857         3,055
Stock-based employee compensation expense              241            37           373           410            --         1,061
Tax benefit for stock options exercised                102           332         1,198            --           434         1,632
Restricted shares amortization                         160           176           123            47           116           506
                                                ----------    ----------    ----------    ----------    ----------    ----------
Balance at end of period                        $  963,617    $  962,903    $  960,995    $  958,175    $  947,512    $  963,617
                                                ----------    ----------    ----------    ----------    ----------    ----------

Retained earnings
Balance at beginning of period                  $  245,473    $  227,450    $  206,512    $  203,778    $  235,556    $  203,778
Cumulative-effect adjustment as of beginning
  of period (1)                                      3,635            --            --        (2,917)           --           718
Net income                                          64,697        72,020        72,351        54,459        16,698       263,527
Dividends declared                                 (56,522)      (53,997)      (51,413)      (48,808)      (48,476)     (210,740)
                                                ----------    ----------    ----------    ----------    ----------    ----------
Balance at end of period                        $  257,283    $  245,473    $  227,450    $  206,512    $  203,778    $  257,283
                                                ----------    ----------    ----------    ----------    ----------    ----------

Other comprehensive loss
Balance at beginning of period                  $  (78,777)   $  (69,132)   $  (64,820)   $  (78,810)   $  (51,091)   $  (78,810)
Unrealized gain (loss) on securities                   870        75,535       (44,510)      (35,765)       (7,730)       (3,870)
(Loss) gain on derivatives                          (7,249)      (85,180)       40,198        49,755       (19,989)       (2,476)
                                                ----------    ----------    ----------    ----------    ----------    ----------
Balance at end of period                        $  (85,156)   $  (78,777)   $  (69,132)   $  (64,820)   $  (78,810)   $  (85,156)
                                                ----------    ----------    ----------    ----------    ----------    ----------

Total stockholders' equity                      $1,270,286    $1,264,141    $1,253,854    $1,234,407    $1,207,016    $1,270,286
                                                ==========    ==========    ==========    ==========    ==========    ==========

Note:

(1) Effective January 1, 2006, the Company adopted SFAS 156 and elected the fair value option to subsequently measure its MSRs.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                                 (In thousands)

                                                                                 Three Months Ended
                                                    ----------------------------------------------------------------------------
                                                      Dec. 31,       Sept. 30,        June 30,        Mar. 31,        Dec. 31,
                                                        2006            2006            2006            2006            2005
                                                    ------------    ------------    ------------    ------------    ------------
Cash flows from operating activities:
Net income                                          $     64,697    $     72,020    $     72,351    $     54,459    $     16,698
Adjustments to reconcile net income to net cash
  (used in) provided by operating activities:
Depreciation and amortization                              5,003           4,275           5,014           3,953           3,454
Provision for loan losses                                  6,725           5,365           3,979           1,311           2,142
Change in fair value of mortgage servicing rights         28,834          52,753          18,830          18,621              --
Amortization and impairment of mortgage servicing
   rights                                                     --              --              --              --          18,745
Accretion and amortization of mortgage-backed
  securities, net                                          4,845           4,696           2,006           2,331           1,509
Deferred cash flow hedge (loss) gain, net of
  amortization                                           (14,292)          5,509          10,509           3,909            (346)
(Gain) loss on sales of mortgage-backed
  securities and derivatives                                (930)         (4,735)             --              --             876
Unrealized loss (gain) on mortgage-backed
  securities                                              10,890          (1,588)         14,591           3,090          40,968
Unrealized (gain) loss on free standing
  derivatives                                             (4,828)         20,629          (1,038)         (4,765)          6,149
(Decrease) increase in forward delivery
  contracts                                              (35,605)         42,315          (6,036)        (24,041)         24,124
Capitalized mortgage servicing rights on
  sold loans                                             (73,918)        (79,493)        (81,029)        (69,768)        (37,757)
Decrease (increase) in interest rate lock
  commitments                                             12,586          (5,069)         (4,447)          7,131         (10,508)
(Increase) decrease in mortgage loan basis
  adjustments                                             (4,917)        (10,125)         (2,156)          4,731         (32,201)
Excess tax benefits from share-based payment
  arrangements                                              (102)           (332)         (1,198)             --              --
Other                                                     (1,450)           (569)           (633)           (198)           (645)
(Increase) decrease in operating assets:
    Accounts receivable                                  (58,738)          2,740         (13,506)          6,829          18,156
    Servicing advances                                   (22,038)        (11,461)         (1,152)         (3,281)        (11,552)
    Other assets                                           8,281         (18,648)         (3,582)         (1,451)          4,882
Increase (decrease) in operating liabilities:
    Accrued expenses and other liabilities               (42,808)         25,988         (32,977)         93,876          31,696
    Income taxes payable                                  20,018          15,611          30,711          16,173         (25,106)

Origination of mortgage loans held for sale          (15,080,212)    (14,664,704)    (14,371,439)    (12,203,014)    (11,482,292)
Principal received from sales of mortgage loans
  held for sale                                       14,371,049      14,241,440      14,013,921      13,372,574      11,179,015
Additions to mortgage-backed securities
  and derivatives                                             --              --              --              --        (152,666)
Principal proceeds from sales of self-originated
  mortgage-backed securities                                  --              --          99,086       1,809,796       1,333,188
Cash received from residual assets
  in securitizations                                      14,710          16,785          20,947          27,353          26,958
Principal repayments of mortgage-backed
  securities                                              29,491          35,677          60,485          93,845         212,927
                                                    ------------    ------------    ------------    ------------    ------------
    Net cash (used in) provided by operating
      activities                                        (762,709)       (250,921)       (166,763)      3,213,464       1,168,414
                                                    ------------    ------------    ------------    ------------    ------------

Cash flows from investing activities:
Purchases of premises and equipment                       (8,708)         (6,267)         (9,716)        (10,765)         (8,062)
Origination of mortgage loans held
  for investment                                        (450,263)       (599,384)       (560,003)       (970,335)     (2,084,025)
Proceeds from repayments and dispositions
  of mortgage loans held for investment                  464,332         446,199         240,403         137,545          75,613
Purchases of mortgage-backed securities               (1,423,115)     (1,666,650)       (461,125)     (1,389,336)     (3,298,636)
Principal proceeds from sales of purchased
  mortgage-backed securities                             482,336       1,503,760              --              --          24,592
Principal repayments of purchased mortgage-
  backed securities                                      535,465         529,441         501,239         438,297         409,080
Net increase in investment in Federal Home Loan
  Bank stock, at cost                                         --             (54)           (108)             --              --
Acquisition of business                                  (14,108)             --              --        (550,077)             --
                                                    ------------    ------------    ------------    ------------    ------------
    Net cash (used in) provided by investing
      activities                                        (414,061)        207,045        (289,310)     (2,344,671)     (4,881,438)
                                                    ------------    ------------    ------------    ------------    ------------

Cash flows from financing activities:
(Decrease) increase in warehouse lines
  of credit, net                                        (585,493)        413,076        (277,623)     (1,719,610)      1,309,037
Increase (decrease) in reverse repurchase
  agreements, net                                      1,338,956      (1,707,283)         40,736        (907,094)      1,764,565
Decrease in deposits                                      (6,673)             --              --              --              --
Increase (decrease) in collateralized debt
  obligations                                          1,369,928        (240,005)        819,679       1,847,293       1,057,906
(Decrease) increase in payable for securities
  purchased                                             (931,389)      1,221,105        (215,114)        (46,425)       (293,178)
(Decrease) increase in commercial paper, net              (9,893)        395,382        (185,154)         (5,549)       (255,117)
Increase (decrease) in drafts payable, net                 4,063          (3,600)         (4,028)         (4,377)          1,991
Increase in trust preferred securities                    53,738          29,560          48,762             330         106,724
Increase (decrease) in notes payable, net                 97,306         (20,539)          6,986          11,405          13,543
Proceeds from issuance of common stock                       211           1,068           1,127             652             857
Excess tax benefits from share-based payment
  arrangements                                               102             332           1,198              --              --
Dividends paid                                           (53,999)        (51,409)        (48,819)        (48,477)        (42,078)
                                                    ------------    ------------    ------------    ------------    ------------
    Net cash provided by (used in) financing
      activities                                       1,276,857          37,687         187,750        (871,852)      3,664,250
                                                    ------------    ------------    ------------    ------------    ------------

Net increase (decrease) in cash and cash
  equivalents                                            100,087          (6,189)       (268,323)         (3,059)        (48,774)
Cash and cash equivalents, beginning of period           298,079         304,268         572,591         575,650         624,424
                                                    ------------    ------------    ------------    ------------    ------------
Cash and cash equivalents, end of period            $    398,166    $    298,079    $    304,268    $    572,591    $    575,650
                                                    ============    ============    ============    ============    ============

Supplemental disclosure of non-cash investing
  activities:
Net transfer of loans held for sale to loans
  held for investment                               $    533,184    $    307,431    $    699,519    $         --    $         --
                                                    ============    ============    ============    ============    ============

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                                 (In thousands)

                                                                                   Year Ended
                                                                                  ------------
                                                                                  December 31,
                                                                                      2006
                                                                                  ------------
Cash flows from operating activities:
Net income                                                                        $    263,527
Adjustments to reconcile net income to net cash
  provided by operating activities:
Depreciation and amortization                                                           18,245
Provision for loan losses                                                               17,380
Change in fair value of mortgage servicing rights                                      119,038
Accretion and amortization of mortgage-backed securities, net                           13,878
Deferred cash flow hedge gain, net of amortization                                       5,635
Gain on sales of mortgage-backed securities and derivatives                             (5,665)
Unrealized loss on mortgage-backed securities                                           26,983
Unrealized loss on free standing derivatives                                             9,998
Decrease in forward delivery contracts                                                 (23,367)
Capitalized mortgage servicing rights on sold loans                                   (304,208)
Decrease in interest rate lock commitments                                              10,201
Increase in mortgage loan basis adjustments                                            (12,467)
Excess tax benefits from share-based payment arrangements                               (1,632)
Other                                                                                   (2,850)
Increase in operating assets:
    Accounts receivable                                                                (62,675)
    Servicing advances                                                                 (37,932)
    Other assets                                                                       (15,400)
Increase in operating liabilities:
    Accrued expenses and other liabilities                                              44,079
    Income taxes payable                                                                82,513

Origination of mortgage loans held for sale                                        (56,319,369)
Principal received from sales of mortgage loans held for sale                       55,998,984
Principal proceeds from sales of self-originated mortgage-backed securities          1,908,882
Cash received from residual assets in securitizations                                   79,795
Principal repayments of mortgage-backed securities                                     219,498
                                                                                  ------------
    Net cash provided by operating activities                                        2,033,071
                                                                                  ------------

Cash flows from investing activities:
Purchases of premises and equipment                                                    (35,456)
Origination of mortgage loans held for investment                                   (2,579,985)
Proceeds from repayments and dispositions of mortgage loans held for investment      1,288,479
Purchases of mortgage-backed securities                                             (4,940,226)
Principal proceeds from sales of purchased mortgage-backed securities                1,986,096
Principal repayments of purchased mortgage-backed securities                         2,004,442
Net increase in investment in Federal Home Loan Bank stock, at cost                       (162)
Acquisition of business                                                               (564,185)
                                                                                  ------------
    Net cash used in investing activities                                           (2,840,997)
                                                                                  ------------

Cash flows from financing activities:
Decrease in warehouse lines of credit, net                                          (2,169,650)
Decrease in reverse repurchase agreements, net                                      (1,234,685)
Decrease in deposits                                                                    (6,673)
Increase in collateralized debt obligations                                          3,796,895
Increase in payable for securities purchased                                            28,177
Increase in commercial paper, net                                                      194,786
Decrease in drafts payable, net                                                         (7,942)
Increase in trust preferred securities                                                 132,390
Increase in notes payable, net                                                          95,158
Proceeds from issuance of common stock                                                   3,058
Excess tax benefits from share-based payment arrangements                                1,632
Dividends paid                                                                        (202,704)
                                                                                  ------------
    Net cash provided by  financing activities                                         630,442
                                                                                  ------------

Net decrease in cash and cash equivalents                                             (177,484)
Cash and cash equivalents, beginning of period                                         575,650
                                                                                  ------------
Cash and cash equivalents, end of period                                          $    398,166
                                                                                  ============

Supplemental disclosure of non-cash investing activities:
Net transfer of loans held for sale to loans held for investment                  $  1,540,134
                                                                                  ============

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                 FAIR VALUE OF FINANCIAL INSTRUMENTS (Unaudited)
                                 (In thousands)

                                                               December 31, 2006
                                               --------------------------------------------------
                                                                             Fair Value in Excess
                                               Carrying Value   Fair Value    of Carrying Value
                                               --------------   ----------   --------------------
Assets:
  Cash and cash equivalents                    $      398,166   $  398,166   $                 --
  Accounts receivable and servicing advances          432,418      432,418                     --
  Securities                                        9,308,032    9,308,032                     --
  Mortgage loans held for sale, net                 1,523,737    1,573,564                 49,827
  Loans held for investment, net                    6,329,721    6,461,449                131,728
  Mortgage servicing rights, net                      506,341      506,341                     --
  Derivative assets (1)                                32,142      130,091                 97,949
                                                                             --------------------
                                                                             $            279,504
                                                                             --------------------

                                                                              Carrying Value in
                                                                               Excess of (Lower
                                                                               Than) Fair Value
                                                                             --------------------
Liabilities:
  Warehouse lines of credit                    $    1,304,541   $1,304,541   $                 --
  Commercial paper                                  1,273,965    1,273,965                     --
  Reverse repurchase agreements                     8,571,459    8,571,538                    (79)
  Collateralized debt obligations                   4,854,801    4,856,258                 (1,457)
  Derivative liabilities                               12,644       12,644                     --
  Trust preferred securities                          336,078      336,078                     --
  Notes payable                                       417,467      417,467                     --
                                                                             --------------------
                                                                             $             (1,536)
                                                                             --------------------

                                                                             Fair Value in Excess
                                                                              of Carrying Value
                                                                             --------------------
                                                                             $            277,968
                                                                             ====================

Note:

(1) Derivative assets includes interest rate lock commitments ("IRLCs") to fund mortgage loans. The carrying value excludes the value of the mortgage servicing rights ("MSRs") attached to the IRLCs in accordance with SEC Staff Accounting Bulletin No. 105. The fair value includes the value of MSRs.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                              OPERATING STATISTICS

                                                                                              As of and for the Year Ended
                                                                                        ---------------------------------------
                                                                                                   December 31, 2005
                                                                                        ---------------------------------------
                                                                                                        (1)
                                                                                          GAAP      Adjustments    As Adjusted
                                                                                        --------    ------------   ------------
Mortgage Holdings Segment:
-------------------------------------------------------------------------------------
Investment Portfolio Performance (2):
-------------------------------------
Average loans and mortgage-backed securities in portfolio ($ billions)                       7.6             0.4            8.0
Interest income ($ millions)                                                               357.9            19.9          377.8
Average portfolio yield                                                                     4.73%                          4.75%

Interest expense ($ millions)                                                              262.3             7.7          270.0
Average cost of funds and hedges                                                            3.71%                          3.65%

Net interest income ($ millions)                                                            95.6            12.2          107.8
Net interest margin                                                                         1.26%                          1.36%

Interest carry on free standing derivatives ($ millions)                                    -7.3                           -7.3
Net interest income plus interest carry on
  free standing derivatives ($ millions)                                                    88.3            12.2          100.5
Net interest margin including interest carry on free standing derivatives                   1.17%                          1.26%

Reconciliation of Changes in Mortgage Holdings (3):
---------------------------------------------------
Net change in mortgage-backed securities ($ billions)                                        0.3                            0.3
Additions to loans in portfolio ($ billions)                                                 3.5                            3.5
Principal repayments of loans in portfolio ($ billions)                                      0.0                            0.0
Net additions to loans in portfolio ($ billions)                                             3.5                            3.5
Loans and mortgage-backed securities held - end of period ($ billions)                      14.1                           14.1
Mortgage-backed securities period end duration gap (in years)                              -0.03                          -0.03

Loan Origination Segment:
-------------------------------------------------------------------------------------
Loan originations ($ billions)                                                              45.3                           45.3
  Refinance                                                                                   47%                            47%
  ARM                                                                                         50%                            50%

Average mortgage loans, net ($ billions) (3)                                                 6.1            -0.9            5.2
Net interest income excluding trust preferred and other interest expense ($ millions)      119.2           -22.4           96.8
Net interest margin excluding trust preferred and other interest expense                    1.96%                          1.85%
Trust preferred and other interest expense ($ millions)                                      6.5                            6.5
Net interest income ($ millions)                                                           112.7           -22.4           90.3
Loans securitized and held ($ billions)                                                      4.4            -1.5            2.9
Loans securitized and sold ($ billions)                                                     12.3            -2.0           10.3
Loans sold to third parties ($ billions)                                                    28.5                           28.5

Gain on sales of loans, net of hedge gains ($ millions) (4)                                620.9           -43.5          577.4
Excess of fair value over carrying value of loans added
  to investment portfolio ($ millions)                                                      58.0                           58.0
                                                                                        --------    ------------   ------------
    Total ($ millions)                                                                     678.9           -43.5          635.4
                                                                                        --------    ------------   ------------

Gain on sales of loans, net of hedge gains (% of principal) (4)                             1.53%                          1.42%
Excess of fair value over carrying value of loans added
  to investment portfolio (% of principal)                                                  1.63%                          1.63%
    Total (% of principal)                                                                  1.54%                          1.44%
Applications accepted ($ billions)                                                          67.8                           67.8
Application pipeline ($ billions)                                                            9.2                            9.2


Loan Servicing Segment:
-------------------------------------------------------------------------------------
Loan servicing portfolio - total with warehouse ($ billions)                                30.7                           30.7
Loan servicing portfolio - loans sold or securitized ($ billions)                           25.0                           25.0
Interest expense ($ millions)                                                                7.3                            7.3
Weighted average note rate                                                                  5.79%                          5.79%
Weighted average service fee                                                               0.330%                         0.330%
Average age (in months)                                                                       15                             15

Notes:

(1) Adjustments reflect the net effect on the period presented to reconcile the Company's operating statistics, results of operations and financial condition prepared in accordance with GAAP to the amounts adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004.

(2) Excludes loans held for investment pending securitization.

(3) Includes loans held for investment pending securitization.

(4) Prior to the fourth quarter of 2005, includes gain on current period securitizations, net of hedge gains.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                    (In thousands, except per share amounts)

                                                                                   Year Ended
                                                                  --------------------------------------------
                                                                                December 31, 2005
                                                                  --------------------------------------------
                                                                                      (1)
                                                                      GAAP        Adjustments     As Adjusted
                                                                  ------------    ------------    ------------
Net interest income:
  Interest income                                                 $    727,685    $    (26,925)   $    700,760
  Interest expense                                                    (526,653)         16,766        (509,887)
                                                                  ------------    ------------    ------------
    Net interest income                                                201,032         (10,159)        190,873
                                                                  ------------    ------------    ------------

    Provision for loan losses                                           (2,142)             --          (2,142)

                                                                  ------------    ------------    ------------
      Net interest income after provision for loan losses              198,890         (10,159)        188,731
                                                                  ------------    ------------    ------------

Non-interest income:
  Gain on sales of mortgage loans                                      335,065              --         335,065
  Gain on sales of current period securitized mortgage loans           194,256         (25,258)        168,998
  Gain on sales of mortgage-backed securities and derivatives           50,936          (1,400)         49,536
  Unrealized loss on mortgage-backed securities and derivatives         (8,536)        (37,263)        (45,799)

  Loan servicing fees                                                   76,096           2,851          78,947
  Amortization and impairment of mortgage servicing rights             (60,535)           (122)        (60,657)
  Change in fair value of mortgage servicing rights                         --              --              --
                                                                  ------------    ------------    ------------
    Net loan servicing fees                                             15,561           2,729          18,290
                                                                  ------------    ------------    ------------

  Other non-interest income                                              7,775              --           7,775
                                                                  ------------    ------------    ------------
    Non-interest income                                                595,057         (61,192)        533,865
                                                                  ------------    ------------    ------------

Non-interest expenses:
  Salaries, commissions and benefits, net                              359,949              --         359,949
  Occupancy and equipment                                               58,855              --          58,855
  Data processing and communications                                    24,788              --          24,788
  Office supplies and expenses                                          19,722              --          19,722
  Marketing and promotion                                               20,311              --          20,311
  Travel and entertainment                                              21,007              --          21,007
  Professional fees                                                     14,232              --          14,232
  Other                                                                 32,018              --          32,018
                                                                  ------------    ------------    ------------
    Non-interest expenses                                              550,882              --         550,882
                                                                  ------------    ------------    ------------

Net income before income tax expense                                   243,065         (71,351)        171,714

Income tax benefit                                                     (17,721)             --         (17,721)
                                                                  ------------    ------------    ------------

Net income                                                        $    260,786    $    (71,351)   $    189,435
                                                                  ============    ============    ============

Dividends on preferred stock                                            13,217              --          13,217
                                                                  ------------    ------------    ------------
Net income available to common shareholders                       $    247,569    $    (71,351)   $    176,218
                                                                  ============    ============    ============

  Per share data:
    Basic                                                         $       5.64    $      (1.63)   $       4.01
    Diluted                                                       $       5.58    $      (1.61)   $       3.97

    Weighted average number of shares - basic                           43,897          43,897          43,897
    Weighted average number of shares - diluted                         44,375          44,375          44,375

Note:

(1) Adjustments reflect the net effect on the period presented to reconcile the Company's operating statistics, results of operations and financial condition prepared in accordance with GAAP to the amounts adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004.


                                       A-2